INDEMNIFICATION AGREEMENT

This Agreement (the “Agreement”), made and entered into as of this _____ day of __________, _____ by and among Gables Residential Trust, a Maryland real estate investment trust (the   “Company”), Gables Realty Limited Partnership, a Delaware limited partnership (the  “Operating Partnership”), Gables GP, Inc., a Texas corporation (the “General Partner” and together with the Company and the Operating Partnership, “Indemnitors,” which term shall include, where appropriate, any Entity (as hereinafter defined) controlled directly or indirectly by any of the Indemnitors)) and _________________________ (  “Indemnitee” ):

WHEREAS, it is essential to the Indemnitors that they be able to retain and attract as trustees, directors and/or officers the most capable persons available;

WHEREAS, increased corporate litigation has subjected trustees, directors and/or officers to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it increasingly difficult for the Indemnitors to attract and retain such persons;

WHEREAS, certain of the Indemnitors’ organizational documents require them to indemnify their trustees, directors and/or officers to the fullest extent permitted by law and permit them to make other indemnification arrangements and agreements;

WHEREAS, the Indemnitors desire to provide Indemnitee with specific contractual assurance of Indemnitee’ s rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of the organizational documents or any change in the ownership of the Indemnitors or the composition of their Board of Directors, Board of Trustees or general partner, as applicable);

WHEREAS, the Indemnitors intend that this Agreement provide Indemnitee with greater protection than that which is provided by certain of the Indemnitors’ organizational documents; and

WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in serving as a trustee, director and/or officer of the Indemnitors.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Indemnitors and Indemnitee do hereby covenant and agree as follows:

1.    Definitions.

(a)  “Corporate Status” describes the status of a person who is serving or has served (i) as a trustee, director and/or officer of any Indemnitor, (ii) in any capacity with respect to any employee benefit plan of any Indemnitor, or (iii) as a director, partner, trustee, officer, employee, or agent of any other Entity at the request of any Indemnitor.  For purposes of subsection (iii) of this Section 1(a), if Indemnitee is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary (as defined below), Indemnitee shall be deemed to be serving at the request of the Indemnitor.

(b)  “Entity” shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

(c)   “Expenses” shall mean all fees, costs and expenses incurred by Indemnitee in connection with any Proceeding (as defined below), including, without limitation, attorneys  ’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Sections 10 and 11(c) of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses.

(d)  “Indemnifiable Expenses,” “Indemnifiable Liabilities  ” and “Indemnifiable Amounts ” shall have the meanings ascribed to those terms in Section 3(a) below.

(e)   “Liabilities ” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

(f)  “Proceeding ” shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 10 of this Agreement to enforce Indemnitee ’s rights hereunder.

(g)  “Subsidiary ” shall mean any corporation, partnership, limited liability company, joint venture, trust or other Entity of which any Indemnitor owns (either directly or through or together with another Subsidiary of such Indemnitor) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other Entity.

2.  Services of Indemnitee .  In consideration of the Indemnitors ’ covenants and commitments hereunder, Indemnitee agrees to serve or continue to serve as a trustee, director and/or officer of the Indemnitors, as applicable.  However, this Agreement shall not impose any obligation on Indemnitee or the Indemnitors to continue Indemnitee  ’s service to the Indemnitors beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

3.  Agreement to Indemnify.  The Indemnitors agree to indemnify Indemnitee as follows:

(a)   Proceedings Other Than By or In the Right of the Indemnitors .  Subject to the exceptions contained in Section 4(a) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Indemnitors) by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Indemnitors against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”).

(b)  Proceedings By or In the Right of the Indemnitors.  Subject to the exceptions contained in Section 4(b) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Indemnitors by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Indemnitors against all Indemnifiable Expenses.

(c)  Conclusive Presumption Regarding Standard of Care.  In making any determination required to be made under state law with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee submitted a request therefor in accordance with Section 5 of this Agreement, and the Indemnitors shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

4.  Exceptions to Indemnifications.  Indemnitee shall be entitled to indemnification under Sections 3(a) and 3(b) above in all circumstances other than with respect to any specific claim, issue or matter involved in the Proceeding out of which Indemnitee’s claim for indemnification has arisen, as follows:

(a)  Proceedings Other Than By or In the Right of the Indemnitors .  If indemnification is requested under Section 3(a) and it has been finally adjudicated by a court of competent jurisdiction that, in connection with such specific claim, issue or matter, Indemnitee failed to act (i) in good faith and (ii) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Indemnitors, or, with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

(b)  Proceedings By or In the Right of the Indemnitors .  If indemnification is requested under Section 3(b) and

              (i) it has been finally adjudicated by a court of competent jurisdiction that, in connection with such specific claim, issue or matter, Indemnitee failed to act (A) in good faith and (B) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Indemnitors, Indemnitee shall not be entitled to payment of
Indemnifiable Expenses hereunder; or

             (ii) it has been finally adjudicated by a court of competent jurisdiction that Indemnitee is liable to the Indemnitors with respect to such specific claim, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder with respect to such claim, issue or matter unless the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Indemnifiable Expenses which such court shall deem proper; or

             (iii) it has been finally adjudicated by a court of competent jurisdiction that Indemnitee is liable to the Indemnitors for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Indemnitors pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder.

(c)  Insurance Proceeds.  To the extent payment is actually made to the Indemnitee under a valid and collectible insurance policy in respect of Indemnifiable Amounts in connection with such specific claim, issue or matter, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder except in respect of any excess beyond the amount of payment under such insurance.

5.            Procedure for Payment of Indemnifiable Amounts .  Indemnitee shall submit to the applicable Indemnitor a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 of this Agreement and the basis for the claim.  The applicable Indemnitor shall pay such Indemnifiable Amounts to Indemnitee within sixty (60) calendar days of receipt of the request.  At the request of the applicable Indemnitor, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder.

6.            Indemnification for Expenses of a Party Who is Wholly or Partly Successful ..  Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses reasonably incurred by Indemnitee or on Indemnitee  ’s behalf in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the applicable Indemnitor shall indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on Indemnitee ’s behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, by reason of settlement, judgment, order or otherwise, shall be deemed to be a successful result as to such claim, issue or matter.

7.            Effect of Certain Resolutions .  Neither the settlement or termination of any Proceeding nor the failure of the Indemnitors to award indemnification or to determine that indemnification is payable shall create a presumption that Indemnitee is not entitled to indemnification hereunder.  In addition, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Indemnitors or, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee’s action was unlawful.

8.            Agreement to Advance Expenses; Undertaking .  The applicable Indemnitor shall advance all Expenses incurred by or on behalf Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the applicable Indemnitor, in which Indemnitee is involved by reason of such Indemnitee ’s Corporate Status within ten (10) calendar days after the receipt by the applicable Indemnitor of a written statement from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  To the extent required by state law, Indemnitee hereby undertakes to repay any and all of the amount of Indemnifiable Expenses paid to Indemnitee if it is finally determined by a court of competent jurisdiction that Indemnitee is not entitled under this Agreement to indemnification with respect to such Expenses.  This  undertaking is an unlimited general obligation of Indemnitee.

9.            Procedure for Advance Payment of Expenses .  Indemnitee shall submit to the applicable Indemnitor a written request specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 8 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses.  Payment of Indemnifiable Expenses under Section 8 shall be made no later than ten (10) calendar days after the applicable Indemnitor’s receipt of such request.

10.   Remedies of Indemnitee.

(a)  Right to Petition Court .  In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 3 and 5 above or a request for an advancement of Indemnifiable Expenses under Sections 8 and 9 above and the Indemnitors fail to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition a court of competent jurisdiction to enforce the Indemnitors ’  obligations under this Agreement.

(b)  Burden of Proof.  In any judicial proceeding brought under Section 10(a) above, the Indemnitors shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder.

(c)  Expenses.  The Indemnitors agree to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 10(a) above, or in connection with any claim or counterclaim brought by the Indemnitors in connection therewith, whether or not Indemnitee is successful in whole or in part in connection with any such action.

(d)  Failure to Act Not a Defense.  The failure of the Indemnitors (including its Board of Directors, Board of Trustees or general partner, as applicable, or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 10(a) above, and shall not create a presumption that such payment or advancement is not permissible.

11.    Defense of the Underlying Proceeding .

(a)  Notice by Indemnitee.  Indemnitee agrees to notify the Indemnitors promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses unless the Indemnitors’ ability to defend in such Proceeding is materially and adversely prejudiced thereby.

(b)  Defense by Indemnitors.  Subject to the provisions of the last sentence of this Section 11(b) and of Section 11(c) below, the Indemnitors shall have the right to defend Indemnitee in any Proceeding which may give rise to the payment of Indemnifiable Amounts hereunder; provided, however that the Indemnitors shall notify Indemnitee of any such decision to defend within ten (10) calendar days of receipt of notice of any such Proceeding under Section 11(a) above.  The Indemnitors shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee or
(ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee.  This Section 11(b) shall not apply to a Proceeding brought by Indemnitee under Section 10(a) above or pursuant to Section 19 below.

(c)  Indemnitee’s Right to Counsel.  Notwithstanding the provisions of Section 11(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, (i) Indemnitee reasonably concludes that he or she may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such Proceeding, (ii) a conflict of interest or potential conflict of interest exists between Indemnitee and the Indemnitors, or (iii) if the Indemnitors fail to assume the defense of such proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee ’s choice at the expense of the Indemnitors.  In addition, if the Indemnitors fail to comply with any of their obligations under this Agreement or in the event that the Indemnitors or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee ’s choice, at the expense of the Indemnitors, to represent Indemnitee in connection with any such matter.

12.            Representations and Warranties of the Indemnitors.  The Indemnitors hereby represent and warrant to Indemnitee as follows:

(a)     Authority.  The Indemnitors have all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Indemnitors.

(b)    Enforceability.  This Agreement, when executed and delivered by the Indemnitors in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Indemnitors, enforceable against the Indemnitors in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors  ’  rights generally.

13.            Insurance.  The Indemnitors shall, from time to time, make the good faith determination whether or not it is practicable for the Indemnitors to obtain and maintain a policy or policies of insurance with a reputable insurance company providing the Indemnitee with coverage for losses from wrongful acts.  For so long as Indemnitee shall remain a trustee, director and/or officer of the Indemnitors and with respect to any such prior service, in all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Indemnitors ’  trustees, directors and officers.  Notwithstanding the foregoing, the Indemnitors shall have no obligation to obtain or maintain such insurance if the Indemnitors determine in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit. The Indemnitors shall promptly notify Indemnitee of any good faith determination not to provide such coverage.

14.            Contract Rights Not Exclusive ..  The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Indemnitors ’ organizational documents, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in
Indemnitee ’s official capacity and as to action in any other capacity as a result of Indemnitee  ’s serving as a trustee, director and/or officer of the Indemnitors.

15.            Successors.  This Agreement shall be (a) binding upon all successors and assigns of the Indemnitors (including any transferee of all or a substantial portion of the business, stock and/or assets of the Indemnitors and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee.  This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

16.            Subrogation.  In the event of any payment of Indemnifiable Amounts under this Agreement, the Indemnitors shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request of the Indemnitors, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Indemnitors to bring suit to enforce such rights.

17.        Change in Law.  To the extent that a change in state law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses  than is provided under the terms of the organizational documents of the Indemnitors and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.

18.       Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

19.       Indemnitee as Plaintiff .  Except as provided in Section 10(c) of this Agreement and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Indemnitors, any Entity which they control, any trustee, director or officer thereof, or any third party, unless the Board of Directors, Board of Trustees or general partner, as applicable, has consented to the initiation of such Proceeding.  This Section shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in an action brought against Indemnitee.

20.       Modifications and Waiver .  Except as provided in Section 17 above with respect to changes in state law which broaden the right of Indemnitee to be indemnified by the Indemnitors, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto.   No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

21.       General Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(i)          If to Indemnitee, to:

________________________

________________________

________________________

________________________

(ii)         If to the Indemnitors, to:

Gables Residential Trust
777 Yamato Road
Suite 510
Boca Raton, Florida 33431

Attn: Chief Executive Officer

Facsimile: (561) 997-8649

or to such other address as may have been furnished in the same manner by any party to the others.

22.       Governing Law; Consent to Jurisdiction; Service of Process.  This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to its rules of conflict of laws.  Each of the Indemnitors and the Indemnitee hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Maryland and the courts of the United States of America located in the State of Maryland (the “Maryland Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Maryland Courts and agrees not to plead or claim in any Maryland Court that such litigation brought therein has been brought in an inconvenient forum.  Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Maryland, to appoint and maintain an agent in the State of Maryland as such party  ’s agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service.  Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Maryland.  For purposes of implementing the parties’ agreement to appoint and maintain an agent for service of process in the State of Maryland, each such party does hereby appoint The Corporation Trust Company, 32 South Street, Baltimore, Maryland, 21202, as such agent and each such party hereby agrees to complete all actions necessary for such appointment.

23.      Counterparts .  This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute a single agreement.

[signature page follows next]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GABLES RESIDENTIAL TRUST

By: ______________________________

        Name:

        Title:

GABLES REALTY LIMITED PARTNERSHIP

By:            Gables GP, Inc., as General Partner

By: ______________________________

        Name:

        Title:

GABLES GP, INC.

By: ______________________________

        Name:

        Title:

AGREED TO AND ACCEPTED:

INDEMNITEE:

______________________________